                                      EXHIBIT 23
                        WELLS FARGO & COMPANY AND SUBSIDIARIES
                          CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of Wells Fargo & Company:

          We consent to the incorporation by reference in the Registration Statements noted below on Forms S-3 and S-8 of Wells Fargo & Company of our report dated January 19, 1998, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Wells Fargo & Company.



  Registration
Statement Number         Form                      Description
----------------         ----                      -----------

333-10501                S-8    Employee Stock Purchase Plan

33-7274, 33-40781        S-8    Equity Incentive Plans

33-26052, 33-41731       S-8    Director Option Plans

2-93338                  S-8    Tax Advantage Plan and Tax Advantage Plan Sales
                                by Wells Fargo Bank

33-54441                 S-8    Long-Term Incentive Plan

2-88534, 33-47434        S-3    Dividend Reinvestment and Common Stock Purchase
                                and Share Custody Plan

33-64575                 S-8    Common stock issuable under employee stock and
                                option plans of First Interstate Bancorp assumed
                                in the acquisition

333-10469                S-3    Shelf registration of senior and subordinated
                                debt securities, preferred stock, depositary
                                shares and common stock

333-15253                S-3    Shelf registration of senior and subordinated
                                debt securities, preferred stock, depositary
                                shares and common stock


                                        KPMG PEAT MARWICK LLP

San Francisco, California
March 12, 1998